Exhibit 10.1
NATIONAL QUALITY CARE, INC.
DEFERRED COMPENSATION PLAN
     1. Establishment and Purpose of Plan. National Quality Care, Inc. hereby establishes the National Quality Care, Inc. Deferred Compensation Plan set forth herein, adopted and effective as of August 9, 2007, in recognition of the valuable services heretofore performed for it by certain executive officers and to encourage their continued performance of services.
     2. Definition of Terms. The following words and phrases when used herein, unless the context clearly requires otherwise, shall have the following respective meanings:
          (a) Base Amount: The dollar amount credited to each Participant as of the Effective Date, as set forth on Exhibit A attached hereto.
          (b) Beneficiary: The person or persons who may become entitled to a benefit hereunder in the case of a Participant’s death in accordance with the Designation of Beneficiary form last received by the Company from the Participant prior to his death.
          (c) Benefit: The dollar amount payable to a Participant pursuant to Section 3, which shall be equal to the sum of (i) his Base Amount, plus (ii) his Monthly Amount multiplied by the number of full calendar months ending after the Effective Date that such Participant continues to perform services for the Company as an executive officer.
          (d) Board: The Board of Directors of the Company.
          (e) Change in Control: Any of the following: (i) the direct or indirect transfer of the legal or equitable ownership of more than 50% of the Company’s outstanding common stock or any other class of stock representing more than 50% of the aggregate voting power of all classes of stock to an individual or entity; (ii) a merger or consolidation of the Company with any other company (other than a subsidiary of the Company) pursuant to which the resulting aggregate ownership of the Company (or of the parent or surviving company resulting from such merger or consolidation) held by or attributable to those persons who were stockholders of the Company immediately prior to such merger or consolidation is less than 50% of the common stock or any other class of stock representing less than 50% of the aggregate voting power of all classes of stock of the Company (or of the parent or surviving corporation resulting from such merger or consolidation) outstanding as a result of such merger or consolidation; (iii) the sale, transfer or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s assets; or (iv) the grant of an exclusive long-term license of the intellectual property of the Company.
          (f) Company: National Quality Care, Inc.
          (g) Effective Date: August 9, 2007.
          (h) Monthly Amount: The dollar amount credited to each Participant for each full calendar month ending after the Effective Date that such Participant continues to perform services for the Company as an executive officer, as set forth on Exhibit A attached hereto.
          (i) Participant: An individual who (i) is an executive officer of the Company, and (ii) is designated on Exhibit A attached hereto.
          (j) Plan: The National Quality Care, Inc. Deferred Compensation Plan, together with any and all exhibits, amendments or supplements thereto.
          (k) Qualified Financing: A debt or equity financing that yields at least $5,000,000 in net proceeds to the Company, or the receipt of at least $2,500,000 as the result of a settlement or favorable judgment in a litigation or arbitration proceeding.
     3. Payment of Benefit.
          (a) Subject to the remaining provisions of this Section 3, upon the occurrence of a Change in Control or a Qualified Financing each Participant shall become entitled to payment of his Benefit.
          (b) The Company shall pay each Participant’s Benefit in a lump sum in cash as soon as practicable following a Change in Control or a Qualified Financing, as applicable, but in no event later than two-and-one-half months following the end of the calendar year in which such Change in Control or Qualified Financing occurs; provided, however, that in the event of a Change in Control which is a stock-for-stock merger, the Company will have the option to pay all or part of a Participant’s Benefit in the form of shares of stock received in such merger which have an equal fair market value, as determined in accordance with Section 409A of the Internal Revenue Code of 1986, as amended.
          (c) In the event of a Participant’s death prior to payment under this Section 3, the Benefit to which the Participant was entitled at the time of his death (or, in the event of his death prior to the occurrence of a Change in Control or a Qualified Financing, to which he would have been entitled upon the occurrence of such event) shall be paid to his Beneficiary in accordance with subsection (b).
          (d) Notwithstanding the foregoing:
               (i) Prior to the occurrence of a Change in Control or a Qualified Financing, a Participant may irrevocably waive his right to a Benefit hereunder; provided however, that such Participant shall not be entitled to any payment or other benefit in lieu of or in substitution for such Benefit. Any such waiver shall be in writing, and shall only be effective when received by the Board.
               (ii) In the event neither a Change in Control nor a Qualified Financing occurs on or before December 31, 2009, each Participant’s Benefit shall be forfeited, and no amount shall be paid to the Participant (or, in the event of his death described in subsection (c), his Beneficiary) under this Plan (or otherwise in lieu of or in substitution for the Participant’s Benefit hereunder).

          4. Offset for Obligations to Company. If, at such time as a Participant becomes entitled to payment of his Benefit hereunder, the Participant has any debt, obligation or other liability representing an amount owing to the Company, and if such debt, obligation or other liability is due and owing at the time the Participant’s Benefit is payable hereunder, the Company may offset the amount owing it against the amount of the Participant’s Benefit otherwise payable hereunder.
          5. Benefits Payable Only from General Corporate Assets; Unsecured General Creditor Status of Participants.
          (a) The payments to a Participant or his Beneficiary hereunder shall be made from assets which shall continue, for all purposes to be a part of the general, unrestricted assets of the Company; no person shall have any interest in any such assets by virtue of the provisions of this Plan. The Company’s obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company; no such person shall have nor acquire any legal or equitable right, interest or claim in or to any property or assets of the Company.
          (b) In the event that, in its discretion, the Company purchases an insurance policy or policies insuring the life of any Participant (or any other property) to allow the Company to recover the cost of providing benefits, in whole or in part, hereunder, neither the Participant nor his Beneficiary shall have any rights whatsoever therein or in the proceeds therefrom. The Company shall be the sole owner and beneficiary of any such insurance policy or other property and shall possess and may exercise all incidents of ownership therein. No such policy, policies or other property shall be held in any trust for the Participant, his Beneficiary or any other person nor as collateral security for any obligation of the Company hereunder.
          6. Beneficiary Designation. A Participant shall have the right, at any time, to submit in substantially the form attached hereto as Exhibit B a written designation of primary and secondary Beneficiaries to whom payment under this Plan shall be made in the event of his death prior to distribution of his Benefit due and payable under the Plan. Each Beneficiary designation shall become effective only when received by the Board. If no such designation has been received by the Board from the Participant prior to his death, the Participant shall be deemed to have designated his estate as the Beneficiary.
          7. No Trust Created. Nothing contained in this Plan, and no action taken pursuant to its provisions by either party hereto shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Company and any Participant, his Beneficiary or any other person.
          8. No Contract. Nothing contained herein shall be construed to be a contract for services for any term of years, nor as conferring upon a Participant the right to continue to be retained by the Company in his present capacity, or in any capacity. This Plan relates to the payment of deferred compensation for the Participant’s services, payable in the event of a Change in Control or a Qualified Financing, and is not intended to be a contract for services.
          9. Benefits Not Transferable. Neither a Participant nor his Beneficiary shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder. No such amounts shall be subject to seizure by any creditor of any such Participant or Beneficiary, by a proceeding at law or in equity, nor shall such amounts be transferable by operation of law in the event of bankruptcy, insolvency or death of the Participant or his Beneficiary. Any such attempted assignment or transfer shall be void.
          10. Amendment. This Plan may be amended, altered, modified, or terminated at any time by a written instrument signed by the Company, its successor or assign; provided, however, that no such amendment, alteration, modification or termination may adversely affect the right of any Participant to his Benefit under this Plan earned prior thereto.
          11. Not a Security. Nothing contained herein shall be construed to create a security. This Plan relates to the payment of deferred compensation for each Participant’s services, payable upon the occurrence of a Change in Control or a Qualified Financing, and is not intended to be, or to create, a security.
          12. Notice. Any notice, consent, demand or election required or permitted to be given under the provisions of this Plan shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party’s last known address as shown on the records of the Company. The date of such mailing shall be deemed the date of notice, consent or demand. Either party may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.
          13. Severability. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.
          14. Inurement. This Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns, and the Participant, his successors, heirs, executors, administrators and Beneficiaries.
          15. Governing Law. This Plan, and the rights of the Company and the Participants hereunder, shall be governed by and construed in accordance with the laws of the State of California without regard to the principles of conflicts of law which might otherwise apply.

          IN WITNESS WHEREOF, this Plan is executed by a duly authorized officer of the Company as of the date and year first above written.

NATIONAL QUALITY CARE, INC.

By:

Title:

Exhibit 10.1
EXHIBIT A

Participant	Base Amount	Monthly Amount
Robert M. Snukal	$240,000	$12,000
Leonardo Berezovsky	$76,000	$8,000

Exhibit 10.1
EXHIBIT B
DESIGNATION OF BENEFICIARY
NATIONAL QUALITY CARE, INC.
DEFERRED COMPENSATION PLAN
I,                                                                                  , hereby designate:

PRIMARY

(Print Beneficiary’s Name)	Last	First	MI

Print Beneficiary’s Address			Relationship

PRIMARY

(Print Beneficiary’s Name)	Last	First	MI

Print Beneficiary’s Address			Relationship

as my beneficiary(ies) under the Plan . In the event of my death prior to the distribution to me of my benefits in the Plan, such beneficiary(ies) then living are to receive such benefits in equal shares.

If the above-named beneficiary(ies) do not survive me, my benefits shall be distributed in equal shares to those then living of the following person(s):

SECONDARY

(Print Beneficiary’s Name)	Last	First	MI

Print Beneficiary’s Address			Relationship

SECONDARY

(Print Beneficiary’s Name)	Last	First	MI

Print Beneficiary’s Address			Relationship
This designation shall remain in effect until revoked or changed by my filing a new beneficiary designation form.

(Signature of Participant)

Date: